UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 Amendment No. 4

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

SOLAR3D, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49805	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

26 West Mission Avenue #8 Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 690-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 28, 2015, Solar3D, Inc. (the “Company”) entered into an amended and restated Asset Purchase Agreement (the “Amended Agreement”) with MD Energy, LLC (“MDE”), MD Energy, Inc. (“MD Energy”), Danny Mitchell and Andrea Mitchell in connection with the acquisition of the tangible and intangible assets of MD Energy, LLC, including cash and cash and cash equivalents (the “Acquisition”), which acquisition was previously disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2014, as amended on January 7, 2015 and on March 3, 2015.  The closing of the Acquisition was completed on March 2, 2015 (the “Closing”).

We hereby amend Item 9.01 of our current report on Form 8-K filed on July 29, 2014 to include financial statements of the business acquired and pro forma financial information in accordance with Items 9.01(a) and (b) within seventy one calendar days after the date on which the initial report on Form 8-K was required to be filed. Except as set forth in Item 9.01 below, no other changes are being made to our current reports on Form 8-K filed on November 3, 2014, January 7, 2015 and on March 3, 2015.

Item 9.01	Financial Statements and Exhibits.
(a)  Financial Statements of business acquired.

Audited financial statements of MD Energy, LLC for years ended December 31, 2014 and 2013.

(b)  Pro forma financial information.

Pro forma consolidated balance sheet as of December 31, 2014 and statement of operations for the year then ended.

(d)  Exhibits

Exhibit Number	Description
2.1
Amended and Restated Asset Purchase Agreement dated February 28, 2015 with MD Energy, LLC, MD Energy, Inc., Danny Mitchell and Andrea Mitchell (Incorporated by reference to the Company’s current report on Form 8-K filed on March 3, 2015)

99.1	Audited financial statements of MD Energy, LLC for years ended December 31, 2014 and 2013.
99.2	Pro forma consolidated balance sheet as of December 31, 2014 and statement of operations for the year then ended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLAR3D, INC.

Date: May 12, 2015	By:	/s/ James B. Nelson
Name: James B. Nelson
Title: Chief Executive Officer